   Exhibit 99.1

From:	EnviroStar Inc.

290 NE 68th Street

Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Michael Steiner (305) 754-8676

EnviroStar Boosts Special Cash Dividend 8.3% and Board Approves Name Change to EVI Industries, Inc.

Miami, FL – December 11, 2018 – EnviroStar, Inc. (NYSE American: EVI) announced today that its Board of Directors approved a special cash dividend of $0.13 per share on EnviroStar’s common stock, an 8.3% increase over EVI’s special cash dividend declared in December 2017. The dividend is payable on January 8, 2019 to stockholders of record at the close of business on December 26, 2018.

Additionally, EVI’s Board of Directors approved changing the Company’s corporate name to “EVI Industries, Inc.” The name change signifies the Company’s focus on executing its buy-and-build growth strategy in the commercial, industrial, and vended laundry industry and across a group of industries that meet its strategic criteria.

The Company expects to effect the name change on or about December 21, 2018. The name change will not impact the ticker symbol of the Company’s common stock, which will continue to trade on the NYSE American under the ticker symbol “EVI.” Under Delaware law, stockholder approval of the name change is not required.

About EnviroStar

EnviroStar, Inc., through its wholly-owned subsidiaries, is a distributor that sells, leases, and rents commercial, industrial, and vended laundry and dry cleaning equipment and steam and hot water boilers manufactured by others, supplies related replacement parts and accessories, designs and plans turn-key laundry, dry cleaning, and boiler systems, and provides installation and maintenance services to thousands of customers, which include commercial, industrial, institutional, government, and retail customers. These activities are conducted in the United States, Canada, the Caribbean and Latin America.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by use of the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should” or similar expressions or statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. Forward-looking statements are based largely on the expectations, beliefs and assumptions of EVI’s management and on the information currently available to it and are subject to a number of risks and uncertainties that may affect EVI, including its future plans, operations, business, strategies, prospects, operating results and financial position. These risks and uncertainties include, without limitation, those relating to the timing and effects of the corporate name change and risks associated with the EVI’s buy-and-build growth strategy, including EVI’s ability to successfully execute its buy-and-build growth strategy in the commercial, industrial, and vended laundry industry and/or in any related industries and risks relating to EVI’s ability to successfully enter into and compete effectively in related industries as well as trends related to those industries and the timing of any such efforts, and other economic, competitive, governmental, technological and other risks and factors, including those described in the “Risk Factors” section of EVI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 or elsewhere in EVI’s filings with the Securities and Exchange Commission. Many of these risks and factors are beyond EVI’s control. In addition, future dividends, if any, are subject to declaration by EVI’s Board of Directors based on factors deemed relevant by it from time to time, may be restricted by the terms of EVI’s indebtedness, and may not be declared in the future, whether with the frequency or in the amounts previously paid or at all. Further, past performance and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.